UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32085 (Commission File Number)	36-4392754 (IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 654-0889

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2006, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., UBS Securities LLC, Jefferies & Company, Inc., William Blair & Company, L.L.C., Piper Jaffray & Co. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 7,300,000 shares of the Company’s common stock (the “Firm Shares”). The Company has granted to the Underwriters an option to purchase up to an additional 1,095,000 shares of common stock if the Underwriters sell more than 7,300,000 shares of common stock in the offering (together with the Firm Shares, the “Shares”). The Underwriting Agreement is attached hereto as Exhibit 1.1. Attached hereto as Exhibit 5.1 is the opinion of Sidley Austin LLP relating to the legality of the Shares.

Item 8.01. Other Events.

As previously announced, on January 18, 2006, the Company entered into an Agreement of Merger (the “Merger Agreement”) with A4 Health Systems, Inc. (“A4”). The Merger Agreement provides for a business combination whereby a newly formed, wholly owned subsidiary of the Company will be merged with and into A4, with A4 surviving the merger (the “A4 Acquisition”).

On February 21, 2006, the Company filed a Current Report on Form 8-K with pro forma financial statements that gave effect to the A4 Acquisition, the proposed offering of the Shares based on an assumed public offering price of $18.21 (the last reported sale price of the Company’s common stock on the Nasdaq National Market on February 17, 2006) and the repurchase by the Company from IDX Systems Corporation of 1,250,000 shares of the Company’s common stock beneficially held by it (the “Repurchase”). Attached as Exhibit 99.1 hereto are revised pro forma financial statements that give effect to the A4 Acquisition, the offering of the Shares based on the public offering price of $17.75 (the “Offering”) and the

Repurchase. These pro forma financials statements update the pro forma financial statements in the Current Reports on Form 8-K filed on February 10, 2006 and February 21, 2006.

Consummation of the Offering, the Repurchase and the A4 Acquisition are subject to various conditions. There can be no assurances that the Offering, the Repurchase or the A4 Acquisition will be consummated on the terms described herein or at all.

This report shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any offer of the Company’s common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Statements in this report contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the proposed offering of the Shares and the proposed Repurchase. These statements involve a number of risks and uncertainties, including investor response to the proposed Offering, the trading prices for the Company’s common stock during the offering period, other conditions in the financial markets and customary closing conditions. For a more complete discussion of the risks, uncertainties and assumptions that may affect the Company, see the Company’s prospectus supplement relating to the offering of the Shares, the Company’s free writing prospectus dated February 21, 2006 and the Company’s 2004 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 1.1	Underwriting Agreement, dated February 22, 2006, by and between the Company and Lehman Brothers Inc., UBS Securities LLC, Jefferies & Company, Inc., William Blair & Company, L.L.C., Piper Jaffray & Co. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

Exhibit 5.1	Opinion of Sidley Austin LLP.

Exhibit 23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).

Exhibit 99.1	Pro forma income statements for the nine months ended September 30, 2005 and for the year ended December 31, 2004 and pro forma balance sheet as of September 30, 2005, in each case giving effect to the Acquisition, the Offering and the Repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: February 24, 2006	By:	/s/ Brian Vandenberg
Brian Vandenberg Vice President and General Counsel